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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                        Date of Report  January 31, 2000
                                      --------------------

                          OCEANIC EXPLORATION COMPANY
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

        Delaware                      0-6540                      84-0591071
------------------------            ------------             -------------------
 (State or other juris-             (Commission               (I.R.S. Employer
diction of Incorporation            File Number)             Identification No.)


          5000 South Quebec Street, Suite 450, Denver, Colorado 80237
          -----------------------------------------------------------
                    (Address of principal executive offices)


                                 (303) 220-8330
                        -------------------------------
                        (Registrant's telephone number)

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Item 5. Other Events

In June 1994, Oceanic Exploration Company (the "Registrant") commenced legal action in the Ontario Court of Justice (General Division) (the "Court") in Toronto, Canada, against Denison Mines Ltd. ("Denison") of Canada seeking a declaration by the Court the amounts due the Registrant attributable to its 15% net earnings interest in certain oil and gas producing areas offshore Greece be calculated based on the terms of the license agreement prior to a 1993 amendment agreed to by the consortium and the Greek government.

In September 1996, the lawsuit went to trial. On December 13, 1996, the Registrant received notification of a favorable judgment on this legal action. However, Denison subsequently filed a Notice of Appeal requesting that the judgment be set aside.

The Appellate Court hearing before the Ontario Court of Appeal was held on June 14 and 15, 1999. On December 16, 1999, the Registrant received notification that the Court of Appeal for Ontario upheld the decision by the Ontario Court of Justice (General Division). Pursuant to such decision, on January 27, 2000, the Registrant received $8,494,994.64 from Denison for payment of the net profits interest for the period from January 1, 1993 through December 31, 1997 and accrued interest thereon. In addition, the Registrant received $119,794.06 from Denison for reimbursement of legal fees incurred during the trial in 1996 and accrued interest thereon. These final payments reflected a reduction for a 10% Canadian withholding tax on the interest portion of such amounts.

The Registrant is also entitled to reimbursement of legal fees incurred during the appeal estimated to be approximately $16,000 plus interest.





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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     OCEANIC EXPLORATION COMPANY
                                     -----------------------------------
                                                            (Registrant)


Date: February 2, 2000               /s/ Charles N. Haas
                                     -----------------------------------
                                     Charles N. Haas            (Name)
                                     President                  (Office)




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